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                                                                     EXHIBIT 4.3

                             SERIES "B" PREFERRED

NUMBER                                                                  SHARES

------                                                                  ------



                     CLEAN ENERGY COMBUSTION SYSTEMS, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                               CUSIP 18449A 20 7

  This Certifies that__________________________________________________is the registered holder of__________________________________________________shares
 FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES "B" CONVERTIBLE PREFERRED
                          STOCK, PAR VALUE $0.001 OF
                     CLEAN ENERGY COMBUSTION SYSTEMS, INC.

   Transferable only on the books of the Corporation by the holder hereof in Person or by Attorney upon surrender of this Certificate properly endorsed.


  In Witness Whereof, the said Corporation has caused this Certificate to be signed
 By its duly authorized officers and its Corporate Seal to be hereunto affixed
              This ____________ day of ______________ A.D. _____



/s/ Barry A. Sheahan                                          /s/ John P. Thuot
    SECRETARY                 [CORPORATE SEAL]                    PRESIDENT